 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1996.

                                         REGISTRATION NO. 33 __________________


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           DANKA BUSINESS SYSTEMS PLC
             (Exact name of registrant as specified in its charter)


            ENGLAND AND WALES                       98-0052869
      (State or other jurisdiction of            (I.R.S. Employer
       incorporation or organization)           Identification No.)


                            11201 DANKA CIRCLE NORTH
                         ST. PETERSBURG, FLORIDA  33716
                                 (813) 576-6003


  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                        THE DANKA 1996 SHARE OPTION PLAN
            THE DANKA 1996 NON-EMPLOYEE DIRECTORS SHARE OPTION PLAN
                             (Full Title of Plans)


                                Daniel M. Doyle
                                Chief Executive
                           Danka Business Systems PLC
                           c/o Danka Industries, Inc.
                            11201 Danka Circle North
                         St. Petersburg, Florida  33716
                                 (813) 576-6003
                     (Name, Address and Telephone number of
                               Agent for Service)

                                   Copies to:

                           Darrell C. Smith, Esquire
                         Shumaker, Loop & Kendrick, LLP
                           101 East Kennedy Boulevard
                             Tampa, Florida  33602
                                 (813) 229-7600



                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                PROPOSED MAXIMUM         PROPOSED MAXIMUM
             TITLE OF SECURITIES              AMOUNT TO BE          OFFERING                 AGGREGATE             AMOUNT OF
              TO BE REGISTERED                 REGISTERED       PRICE PER SHARE1          OFFERING PRICE1      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
 Ordinary shares of 1.25p each(2) . . . . . 19,500,000 shares   567.5 pence             $185,083,031.25           $56,085.77
==================================================================================================================================


______________________

(1) Inserted solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the fee is calculated on the basis of the Mid Market prices for the Company's Ordinary shares recorded on the Official List of the International Stock Exchange of the United Kingdom and the Republic of Ireland on December 18, 1996. Dollar amounts have been calculated from pence option exercise and trading prices at the rate of
    1.6725 dollars per pound, which was the noon buying rate in New York City for cable transfers in pounds sterling on December 18, 1996, as certified for customs purposes by the Federal Reserve Bank of New York.

(2) A separate Form F-6 Registration Statement, Registration No. 33-48454, has been filed for registration of American Depositary Shares issued upon deposit of Ordinary shares, including the Ordinary shares registered hereunder.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                 There are hereby incorporated by reference in this Registration Statement the following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

                 (1) The Company's Annual Report on Form 10-K for the year ended March 31, 1996.

                 (2) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996.

                 (3) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 1996.

                 (4) The Company's Form 8-K dated June 25, 1996, related to the Company's announcement of its expected results of operations for the first quarter of fiscal 1997.

                 (5) The Company's Form 8-K dated October 29, 1996, related to the Company's announcement of its expected results of operations for the second quarter of fiscal 1997 and the Asset Purchase Agreement between the Registrant and Eastman Kodak Company.

                 (6) The Company's Form 8-K dated December 16, 1996, related to the Company's announcement of a Credit Agreement with Nationsbank.

                 (7) The Company's Proxy Statement mailed to shareholders and filed with the Commission in definitive form on November 7, 1996.

                 (8) Description of the Company's Ordinary Shares contained in its Form 20-F Registration Statement, dated November 10, 1992, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                 All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus or prospectuses relating to the Company's 1996 Share Option Plan or 1996 Non-Employee Directors Share Option Plan (the "Plans") which is used to satisfy the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") and Rule 428 promulgated thereunder.

                 The Company hereby undertakes to provide without charge to each person to whom a copy of this Registration Statement has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in the Registration Statement. Requests for such copies should be directed to Mr. William T. Freeman, Danka Industries, Inc., 11201 Danka Circle North, St. Petersburg, Florida 33716, telephone number (813) 576-6003.

ITEM 4.  DESCRIPTION OF SECURITIES.

                 The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 The validity of the securities offered hereby will be passed upon for the Company by Shumaker, Loop &

Kendrick, LLP, Tampa, Florida. Members of Shumaker, Loop & Kendrick, LLP own an aggregate of 2,230 Ordinary Shares and 13,800 ADS equivalents in the Company's Ordinary Shares as of December 20, 1996.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Article 154 of the Company's current Articles of Association provides:

                 "Subject to the provisions of the Statutes, every Director or other officer or Auditor for the time being of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses or liabilities which he may sustain or incur in or about the actual or purported execution of the duties of his office or otherwise in relation thereto, including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the Court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company."

                 The relevant provisions of the Statutes are Section 310 and 727 of the Companies Act 1985, as amended by the Companies Act of 1989.

                 Section 310 provides:

                 "(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

                 (2) Except as provided by the following subsection, any such provision is void.

                 (3)      This section does not prevent a company:

                          (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability; or

                          (b)     from indemnifying any such officer or
                                  auditor against any liability incurred by him;

                                  (i)      in defending any proceedings
                                           (whether civil or criminal) in which
                                           judgment is given in his favor or he
                                           is acquitted; or

                                  (ii)     in connection with any application
                                           under Section 144(3) or (4)
                                           (acquisition of shares by innocent
                                           nominee) or Section 727 (general
                                           power to grant relief in case of
                                           honest and reasonable conduct) in
                                           which relief is granted to him by
                                           the court."

                 Section 727 provides:

                 "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that the officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

                 "(2) If any such officer or person as above mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

                 "(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

                 Directors and officers of the Company are, subject to policy terms and limitations, indemnified against directors' and officers' liability under insurance contracts.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Inapplicable.

ITEM 8.  EXHIBITS.

 EXHIBIT
 NUMBER        EXHIBIT DESCRIPTION
 -------       --------------------

  4.1* Memorandum of Association of the Company. (Exhibit 2.1 to the Company's Registration Statement on Form 20-F, No. 0-20828, filed on November 10, 1992 (the "Registration Statement")).

  4.2* Articles of Association of the Company. (Exhibit 2.2 to the Registration Statement).

  4.3* Form of Ordinary share certificate. (Exhibit 4.3 of Company's Registration Statement on Form S-1, No. 33-68278, filed on October 8, 1993).

  4.4          The Danka 1996 Share Option Plan.

  4.5          The Danka 1996 Non-Employee Directors Share Option Plan.

  5.1 Opinion of Shumaker, Loop & Kendrick, LLP as to the legality of the securities being registered.

 23.1          Consent of KPMG, Chartered Accountants and Registered Auditors.

 23.2          Consent of Price Waterhouse, LLP, Independent Accountants.

 23.3          Consent of Shumaker, Loop & Kendrick, LLP (is contained in
               Exhibit 5.1 of this Registration Statement).

 24            Powers of Attorney.

-----------------
 * Document has heretofore been filed with the Commission and is incorporated by reference and made a part hereof.


ITEM 9.  UNDERTAKINGS.

                 (a)      The undersigned Registrant hereby undertakes:

                          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

                          (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this 23rd day of December, 1996.

                                        DANKA BUSINESS SYSTEMS PLC


                                        By:  /s/  Daniel M. Doyle
                                           ----------------------------------
                                                  Daniel M. Doyle,
                                                  Chief Executive, Chief
                                                  Executive Officer

                                             /s/ David C. Snell
                                           ----------------------------------
                                                  David C. Snell,
                                                  Chief Operating Officer
                                                  (Chief Operating Officer, and
                                                  Principal Accounting Officer)

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons (or by their designated attorney-in-fact) in the capacities indicated on this 23rd day of December, 1996.

      Signature                             Title
      ---------                             ------
 /s/  Mark A. Vaughan-Lee         Chairman and Director*
----------------------------
Mark A. Vaughan-Lee

 /s/  David S. Hooker                      Director*
----------------------------
David S. Hooker

 /s/  David Kendall                        Director*
----------------------------
David Kendall

 /s/  James F. White, Jr.                  Director*
----------------------------
James F. White, Jr.

 /s/  Pierson M. Grieve                    Director*
----------------------------
Pierson M. Grieve

 /s/  Daniel M. Doyle             Director and Chief Executive
----------------------------       (Chief Executive Officer)
Daniel M. Doyle

 /s/  David C. Snell              Director and Financial Director
----------------------------       (Chief Operating Officer and
David C. Snell                     Principal Accounting Officer)


                     *By David C. Snell, attorney-in-fact

                                EXHIBIT INDEX


                                                                                SEQUENTIALLY
 EXHIBIT                                                                          NUMBERED
 NUMBER            EXHIBIT DESCRIPTION                                              PAGE
 -------           -------------------                                              ----
  4.1*             Memorandum of  Association of the  Company.  (Exhibit
                   2.1 to the Company's Registration Statement on Form 20-F,
                   No. 0-20828, filed on November 10, 1992 (the "Registration
                   Statement")).

  4.2* Articles of Association of the Company. (Exhibit 2.2 to the Registration Statement).

  4.3*             Form of Ordinary share certificate. (Exhibit 4.3 of
                   Company's Registration Statement on Form S-1, No. 33-68278, filed on October 8, 1993).

  4.4              The Danka 1996 Share Option Plan.

  4.5              The Danka 1996 Non-Employee Directors Share Option Plan.

  5.1 Opinion of Shumaker, Loop & Kendrick, LLP as to the legality of the securities being registered.

 23.1             Consent of KPMG, Chartered Accountants and Registered
                  Auditors.
 23.2             Consent of Price Waterhouse, LLP, Independent Accountants.

 23.3             Consent of Shumaker, Loop & Kendrick, LLP (is contained in
                  Exhibit 5.1 of this Registration Statement).

 24               Powers of Attorney.


 * Document has heretofore been filed with the Commission and is incorporated by reference and made a part hereof.